 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 4, 2015

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, the Registrant announced the election of Robert B. Aiken, Jr. (the “Executive”) as the Registrant’s Interim President and Chief Executive Officer effective May 4, 2015. On June 4, 2015, the Registrant, Essendant Co., a wholly owned subsidiary of the Registrant (collectively the “Company”), and the Executive entered into a letter agreement pursuant to which the Company agreed to provide certain compensation and benefits to the Executive in connection with his service as Interim President and Chief Executive Officer.  The principal terms and conditions of the letter agreement are as follows:

•	the Executive’s will receive a base salary of $800,000 annually beginning May 4, 2015;
•

the Executive will be eligible to receive annual cash incentive compensation with a target of 125% of base salary, pro-rated for his tenure as Interim President and Chief Executive Officer, consistent with the Registrant’s annual cash incentive program;

•

the Executive will receive restricted stock awards as of June 5, 2015 and each September 1, December 1 and March 1 during his tenure as Interim President and Chief Executive officer, each having a value on the date of grant equal to $500,000, which will vest in three annual installments subject to the Registrant achieving a minimum earnings per share objective and will have such other terms as described in the letter agreement;

•	the Executive will receive a signing bonus of $166,000;
•	the Executive will receive a cash perquisite allowance of $2,000 per month; and
•	the Executive will be eligible for the Registrant’s standard employee benefits, but will not be eligible for any severance benefits.

A copy of the letter agreement is attached as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter agreement dated June 4, 2015 among Essendant Inc., Essendant Co. and Robert B. Aiken, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: June 9, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

ESSENDANT INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JUNE 4, 2015

Exhibit Number	Description	Method of Filing
10.1	Letter agreement dated June 4, 2015 among Essendant Inc., Essendant Co. and Robert B. Aiken, Jr.	Filed Herewith